SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                             ____________

                               FORM 8-K

                            CURRENT REPORT

                   Pursuant to Section 13 or 15(d)
               of the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported) February 5, 1998



                          BROWN GROUP, INC.
       (Exact name of registrant as specified in its charter)



                               New York
    (State or other jurisdiction of incorporation or organization)


    1-2191                                    43-0197190
(Commission File Number)                 (IRS Employer Identification Number)


8300 Maryland Avenue
St. Louis, Missouri                               63105
(Address of principal executive offices)          (Zip Code)



                           (314) 854-4000
        (Registrant's telephone number, including area code)




                           NOT APPLICABLE
      (Former name, former address and former fiscal year, if changed since last report)



                          Page 1 of 6 Pages

Item 5. Other Events
 --------------------

        On February 5, 1998, Brown Group, Inc. announced divisional retail sales results for the four-week period, fourth quarter, and fiscal year ended
        January 31, 1998. Brown Group, Inc. also announced additional losses at its Pagoda International division.

        Other activity disclosed was the sale of Famous
        Footwear's fixture manufacturing facilities and the contract completion for sale of its Brazilian subsidiary's inventory.

        Attached as an exhibit to this report is a copy of a press release issued on February 5, 1998, which press release is incorporated herein by reference.


Item 7. Financial Statements, Pro Forma Information and Exhibits
----------------------------------------------------------------

        Exhibit No.      Description of Exhibit
        -----------      ----------------------

        99.1             Press release dated February 5, 1998



                           SIGNATURE

            Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               BROWN GROUP, INC.
                                  (Registrant)



                            By   /s/ H. E. Rich
                            -----------------------------
                            Executive Vice President and
                            Chief Financial Officer


Date: February 5, 1998

                                                   EXHIBIT 99.1

                     FOR IMMEDIATE RELEASE
          BROWN GROUP REPORTS JANUARY SAME-STORE SALES
FOR FAMOUS FOOTWEAR UP 6.7%; NATURALIZER DOWN 1.3%; ALSO REPORTS
        COMPLETED TRANSACTIONS AND ADDITIONAL PROVISIONS
                 FOR INTERNATIONAL RESTRUCTURING


ST. LOUIS, MISSOURI, February 5, 1998 . . . Brown Group, Inc. (NYSE: BG) today announced divisional retail sales results for the four-week period, fourth quarter and fiscal year ended January 31, 1998 compared to the same periods ended February 1, 1997. Brown Group's retail operations include Famous Footwear, an 815-store chain selling brand-name family footwear for less, and Naturalizer, a 341-store chain selling the Naturalizer brand of women's footwear.

Retail sales for Famous Footwear in January were $47,100,000 compared to $42,100,000 last January, an increase of 11.9 percent. Same-store sales increased 6.7 percent. Fourth quarter sales for the thirteen-week period ended January 31, 1998 increased 10.5 percent to $188,700,000 compared to $170,700,000 in the same period last year and were up 3.7 percent on a same-store basis. Sales for Famous Footwear for the fifty-two week fiscal year ended January 31, 1998 increased 8.1 percent to $828,700,000 from $766,300,000 for the same period last year and were up 1.9 percent on a same-store basis.

The Naturalizer retail division's sales of $7,100,000 in January were down 1.4 percent compared to $7,200,000 last January. Same-store sales were down 1.3 percent. Fourth quarter sales for the thirteen-week period ended January 31, 1998 were $31,200,000 compared to $30,100,000 in the same period last year, an increase of 3.7 percent. Same-store sales for the quarter were up 1.3 percent. Sales for the fifty-two week fiscal year ended January 31, 1998 increased .3 percent to $130,100,000 from $129,700,000 last year and were down .9 percent on a same-store basis.

These results were announced by Harry E. Rich, Executive Vice
President and Chief Financial Officer, who said:

     "Famous Footwear's 6.7 percent January same-store sales gain is very encouraging, as it follows a similar same-store increase in January last year, and margins were held at about planned levels. It reflects solid improvements in merchandising and operations, successful seasonal clearance, and continuing strengthening in the sale of women's branded footwear, which more than offset a decline in sales of athletic product.

     "We also are pleased to announce the sale earlier this week of Famous Footwear's fixture manufacturing facilities to L.
     A. Darling Company. The fixture operation had annual sales in 1997 of about $20 million and had incurred losses in the $1 to $2.5 million range over the past several years, which depressed Famous Footwear's earnings, particularly during the 1995 to 1997 period. The sale will result in positive cash flow to Brown Group of about $4 million, and a non-recurring charge of about $1.5 million, which will be accounted against 1997 results.

     "Year-end shipments at Brown Group's Core wholesale businesses -- Brown Shoe Company and Pagoda USA -- were slightly better than planned levels, and the Canadian Operations continued to perform well. We are maintaining the estimate of Core business earnings in 1997, which we made in October and confirmed in December, of about
     $24 million or $1.35 per share for the fiscal year ended January 31, 1998. This earnings estimate excludes all restructuring charges, and projected losses at Pagoda International for the year.

     "In that connection, earlier this week we completed the contract for sale of Pagoda International's Brazilian inventory with Calcados Dilly Ltda. In early December, a Letter of Intent describing approximate terms of this contract was announced. With the terms of the contract now established, and the additional impact of the Brazilian government's financial austerity program (which was announced in November) more clearly determined, we now estimate the 1997 loss at Pagoda International to be in the $38 to $40 million range, or $2.16 to $2.27 per share. This loss includes previously announced restructuring charges of $13 million, a tax provision related to the repatriation of the foreign cash of $8 million, and previously announced estimated operating losses of over $10 million.' The increase of $7 to $9 million in estimated 1997 losses reflects the weaker retail footwear market in Brazil after the austerity program, related higher markdown provisions and operating losses, and the provision for the cost of converting Pagoda International's European operations completely to a first cost' basis, eliminating all in-stock inventories of that business and providing for related downsizing of that operation.

     "As a result, Brown Group, Inc. expects to report a net loss for the year of $15 to $17 million or $.85 to $.97 per share on a basic and diluted basis. Despite the severe losses in Pagoda International, with the completion of the marketing contract in Brazil and the conversion of Pagoda International's European operations to a first cost' basis, Brown Group is well-positioned to support and benefit from the emerging strength of our Core businesses."


Safe Harbor Statement Under the Private Securities Litigation Act of 1995:
This press release contains certain forward-looking statements that are subject to various risks and uncertainties that could cause actual results to differ materially. These include general economic conditions, competition, consumer apparel and footwear buying trends, and political and economic conditions in Brazil and China, which are significant footwear sourcing countries. The Company's reports to the Securities and Exchange Commission from time to time contain detailed information relating to such factors.
Brown Group, Inc. is a $1.5 billion footwear company with worldwide operations. The Company operates the
Famous Footwear, Naturalizer and F. X. LaSalle chains of footwear retail stores and markets leading brands including Naturalizer, Life Stride, NaturalSPORT, the Larry Stuart Collection, le coq sportif athletic footwear, Buster Brown, and licensed brands including Dr. Scholl's, Disney and Star Wars character footwear.

Brown Group, Inc. press releases are available by fax through PR Newswire's Company News On-Call fax service at 800-758-5804, extension 109435. Brown Group, Inc. information also is available on the Company's web site at http://www.browngroup.com.

                               # # # # #